Exhibit 5.1

1650 Tysons Boulevard	Tel 703.770.7900
McLean, VA 22102-4859	Fax 703.770.7901
www.pillsburylaw.com

May 9, 2007
ReGen Biologics, Inc.
509 Commerce Street
East Wing
Franklin Lakes, New Jersey 07417
Ladies and Gentlemen:
     We have acted as counsel to ReGen Biologics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to 76,396,539 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) to be offered and sold by certain of the Company’s stockholders as described therein, of which (a) 32,473,862 shares (the “Underlying Shares”) are issuable upon conversion or exercise by the holders of the Company’s issued and outstanding shares of (i) series A redeemable convertible preferred stock, $0.01 par value (the “Series A Preferred Stock”), (ii) series C redeemable convertible preferred stock, $0.01 par value (the “Series C Preferred Stock”), (iii) series D convertible preferred stock, $0.01 par value (the “Series D Preferred Stock” and, together with the Series A Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”) and (iv) warrants to purchase shares of the Common Stock (the “Warrants”) and (b) 43,922,677 shares are issued and outstanding as of the date hereof (the “Outstanding Shares” and, together with the Underlying Shares, the “Shares”).
     We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.
     On the basis of the foregoing and the assumptions set forth below, and subject to the other qualifications and limitations set forth herein, we are of the opinion that (a) the Outstanding Shares have been validly issued and are fully paid and nonassessable and (b) the Underlying

ReGen Biologics, Inc.
May 9, 2007

Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.
     We have assumed that (a) at or prior to the time of the delivery of any of the Shares, the Registration Statement, including any amendments thereto (including post-effective amendments), will have been declared effective by the Commission under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (b) in the case of the issuance of any of the Underlying Shares, (i) the Company has a sufficient number of authorized but unissued shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation, as amended, at the time of such issuance and (ii) the shares of the Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants have been issued in accordance with the applicable terms of the Preferred Stock or the Warrants, as the case may be, and (c) the Company’s Board of Directors shall not have rescinded or otherwise modified the authorization of the Shares.
     This opinion is limited to the Delaware General Corporation Law as in effect on the date hereof.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP